Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Special Dividend of $0.26 per Share and Quarterly Dividend of $0.19 per Share for Quarter Ended March 31, 2017

Dallas, Texas – February 28, 2017 – Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC) today announced its Board of Directors has declared a special dividend of $0.26 per share, generated from the Company’s significant amount of realized gains over the prior 12 months.  In addition, the Board of Directors declared a quarterly dividend of $0.19 per share for the quarter ended March 31, 2017.

The Company’s dividends will be payable as follows:

Special Dividend

Amount Per Share:                       $0.26

Ex-Dividend Date:                         March 13, 2017

Record Date:                                  March 15, 2017

Payment Date:                               April 3, 2017

March 31, 2017 Quarterly Dividend

Amount Per Share:                       $0.19

Ex-Dividend Date:                         March 13, 2017

Record Date:                                  March 15, 2017

Payment Date:                               April 3, 2017

Bowen Diehl, the Company’s President and CEO, stated, “Though early on in our life cycle, we believe this special dividend, generated from realized gains harvested over the past 12 months, represents tangible evidence of the potential risk adjusted returns of our investment strategy.  We are excited to be able to share these successes as we demonstrate the shareholder alignment of our internally-managed structure.  We hope to generate additional realized gains from our investment strategy in the future which will continue to enhance the total return to our shareholders. Overall, we are pleased with the growth and performance of our investment portfolio with increases in recurring portfolio income supporting increases in our quarterly dividend, as we progress towards a fully-invested portfolio capable of paying a market dividend.”

When declaring dividends the Board of Directors reviews estimates of taxable income available for distribution, which may differ from net investment income under generally accepted accounting principles. The final determination of taxable income for each year, as well as the tax attributes for dividends in such year, will be made after the close of the tax year.

Capital Southwest maintains a dividend reinvestment plan ("DRIP") that provides for the reinvestment of dividends on behalf of its registered stockholders who hold their shares with Capital Southwest’s transfer agent and registrar, American Stock Transfer and Trust Company.  Under the DRIP, if the Company declares a dividend, registered stockholders who have opted in to the DRIP by the dividend record date will have their dividend automatically reinvested into additional shares of Capital Southwest common stock.

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based publicly traded business development company, with approximately $285 million in net assets as of December 31, 2016. Capital Southwest is a credit investment firm focused on supporting the acquisition and growth of middle market businesses with $5 to $20 million investments across the capital structure, including first lien, unitranche, second lien and subordinated debt, as well as non-control equity co-investments. Since Capital Southwest's formation in 1961, it has always sought to invest in companies with strong management teams and sound financial performance. As a public company with a permanent capital base, Capital Southwest is fortunate to have the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets, regulatory changes, tax treatment and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2016 and subsequent filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contacts:

Michael S. Sarner, Chief Financial Officer

214-884-3829